Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow after dividends is defined as cash from operations minus capital expenditures and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
Net cash provided by operating activities	$10,082	$11,943	$43,130	$48,668
Less: Capital expenditures	(2,392)	(3,792)	(15,675)	(19,635)
Free Cash Flow	7,690	8,151	27,455	29,033

Less: Dividends paid	(3,741)	(3,726)	(14,956)	(14,888)
Free Cash Flow after Dividends	$3,949	$4,425	$12,499	$14,145
Free Cash Flow Dividend Payout Ratio	48.6%	45.7%	54.5%	51.3%

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
Capital Expenditures	$(2,392)	$(3,792)	$(15,675)	$(19,635)
Cash paid for vendor financing	(1,001)	(449)	(2,966)	(3,050)
Cash paid for Capital Investment	$(3,393)	$(4,241)	$(18,641)	$(22,685)
FirstNet reimbursement	(920)	(902)	(1,063)	(1,005)
Gross Capital Investment	$(4,313)	$(5,143)	$(19,704)	$(23,690)

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment, business unit and supplemental results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from operating contribution.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing operating performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA
Dollars in millions
	Fourth Quarter		Year to Date
	2020	2019	2020	2019
Net Income (Loss)	$(13,515)	$2,704	$(3,821)	$14,975
Additions:
Income Tax Expense	(2,038)	434	965	3,493
Interest Expense	1,894	2,049	7,925	8,422
Equity in Net (Income) Loss of Affiliates	(106)	30	(95)	(6)
Other (Income) Expense - Net	3,020	104	1,431	1,071
Depreciation and amortization	6,979	6,961	28,516	28,217
EBITDA	(3,766)	12,282	34,921	56,172
Impairments[1]	16,365	1,458	18,880	1,458
Employee separation costs and benefit-related (gain) loss	253	243	1,177	624
Gain on spectrum transactions	—	—	(900)	—
Merger costs and revenue adjustments	37	382	468	1,033
Adjusted EBITDA[2]	$12,889	$14,365	$54,546	$59,287
[1] Includes $15.5 billion for the impairment of goodwill and other long-lived assets in our video business.
[2] See page 5 for additional discussion and reconciliation of adjusted items.

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
Communications Segment
Operating Contribution	$6,558	$7,511	$30,521	$32,230
Additions:
Depreciation and amortization	4,587	4,589	18,488	18,329
EBITDA	11,145	12,100	49,009	50,559

Total Operating Revenues	36,722	36,522	138,850	142,359

Operating Income Margin	17.9%	20.6%	22.0%	22.6%
EBITDA Margin	30.3%	33.1%	35.3%	35.5%
Mobility
Operating Contribution	$5,088	$5,503	$22,372	$22,321
Additions:
Depreciation and amortization	2,008	2,027	8,086	8,054
EBITDA	7,096	7,530	30,458	30,375

Total Operating Revenues	20,119	18,700	72,564	71,056
Service Revenues	14,022	13,948	55,542	55,331

Operating Income Margin	25.3%	29.4%	30.8%	31.4%
EBITDA Margin	35.3%	40.3%	42.0%	42.7%
EBITDA Service Margin	50.6%	54.0%	54.8%	54.9%
Video
Operating Contribution	$98	$39	$1,729	$2,064
Additions:
Depreciation and amortization	521	589	2,262	2,461
EBITDA	619	628	3,991	4,525

Total Operating Revenues	7,168	8,075	28,610	32,124

Operating Income Margin	1.4%	0.5%	6.0%	6.4%
EBITDA Margin	8.6%	7.8%	13.9%	14.1%
Broadband
Operating Contribution	$366	$686	$1,822	$2,681
Additions:
Depreciation and amortization	738	726	2,914	2,880
EBITDA	1,104	1,412	4,736	5,561

Total Operating Revenues	3,116	3,161	12,318	13,012

Operating Income Margin	11.7%	21.7%	14.8%	20.6%
EBITDA Margin	35.4%	44.7%	38.4%	42.7%
Business Wireline
Operating Contribution	$1,006	$1,283	$4,598	$5,164
Additions:
Depreciation and amortization	1,320	1,247	5,226	4,934
EBITDA	2,326	2,530	9,824	10,098

Total Operating Revenues	6,319	6,586	25,358	26,167

Operating Income Margin	15.9%	19.5%	18.1%	19.7%
EBITDA Margin	36.8%	38.4%	38.7%	38.6%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
WARNERMEDIA Segment
Operating Contribution	$2,529	$2,859	$8,210	$10,659
Additions:
Equity in Net (Income) of Affiliates	13	(23)	(18)	(161)
Depreciation and amortization	177	169	671	589
EBITDA	2,719	3,005	8,863	11,087

Total Operating Revenues	8,554	9,453	30,442	35,259

Operating Income Margin	29.7%	30.0%	26.9%	29.8%
EBITDA Margin	31.8%	31.8%	29.1%	31.4%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
Latin America Segment
Operating Contribution	$(167)	$(87)	$(729)	$(635)
Additions:
Equity in Net (Income) of Affiliates	2	(2)	(24)	(27)
Depreciation and amortization	260	294	1,033	1,162
EBITDA	95	205	280	500

Total Operating Revenues	1,498	1,758	5,716	6,963

Operating Income Margin	-11.0%	-5.1%	-13.2%	-9.5%
EBITDA Margin	6.3%	11.7%	4.9%	7.2%
Vrio
Operating Contribution	$(41)	$40	$(142)	$83
Additions:
Equity in Net (Income) of Affiliates	2	(2)	(24)	(27)
Depreciation and amortization	120	164	520	660
EBITDA	81	202	354	716

Total Operating Revenues	762	982	3,154	4,094

Operating Income Margin	-5.1%	3.9%	-5.3%	1.4%
EBITDA Margin	10.6%	20.6%	11.2%	17.5%
Mexico
Operating Contribution	$(126)	$(127)	$(587)	$(718)
Additions:
Equity in Net (Income) Loss of Affiliates	—	—	—	—
Depreciation and amortization	140	130	513	502
EBITDA	14	3	(74)	(216)

Total Operating Revenues	736	776	2,562	2,869

Operating Income Margin	-17.1%	-16.4%	-22.9%	-25.0%
EBITDA Margin	1.9%	0.4%	-2.9%	-7.5%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
Operating Revenues
Time Warner merger adjustment	$—	$—	$—	$72
Adjustments to Operating Revenues	—	—	—	72
Operating Expenses
Merger costs	37	382	468	961
Employee separation costs and benefit-related (gain) loss[1]	253	243	1,177	624
Impairments[2]	16,365	1,458	18,880	1,458
Gain on spectrum transaction	—	—	(900)	—
Adjustments to Operations and Support Expenses	16,655	2,083	19,625	3,043
Amortization of intangible assets	1,890	1,741	8,012	7,460
Impairments	14	43	14	43
Adjustments to Operating Expenses	18,559	3,867	27,651	10,546
Other
Gain on sale of investments - net	—	(69)	—	(707)
Debt redemption, impairments and other adjustments	14	331	1,685	693
Actuarial (gain) loss	4,106	1,123	4,169	5,171
Employee benefit-related (gain) loss[1]	(149)	—	(172)	—
Adjustments to Income Before Income Taxes	22,530	5,252	33,333	15,775
Tax impact of adjustments	3,186	1,119	4,977	3,302
Tax-related items	41	—	41	141
Impairment attributable to noncontrolling interest	—	—	105	—
Adjustments to Net Income	$19,303	$4,133	$28,210	$12,332
[1]Total holding gains on benefit-related investments were approximately $205 million in the fourth quarter and $330 million for the year ended December 31,2020.
[2] Includes $15.5 billion for the impairment of goodwill and other long-lived assets in our video business.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, severance and other material gains and losses. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
Operating Income	$(10,745)	$5,321	$6,405	$27,955
Adjustments to Operating Revenues	—	—	—	72
Adjustments to Operating Expenses	18,559	3,867	27,651	10,546
Adjusted Operating Income	7,814	9,188	34,056	38,573

EBITDA	(3,766)	12,282	34,921	56,172
Adjustments to Operating Revenues	—	—	—	72
Adjustments to Operations and Support Expenses	16,655	2,083	19,625	3,043
Adjusted EBITDA	12,889	14,365	54,546	59,287

Total Operating Revenues	45,691	46,821	171,760	181,193
Adjustments to Operating Revenues	—	—	—	72
Total Adjusted Operating Revenue	45,691	46,821	171,760	181,265
Service Revenues	39,051	41,475	152,767	163,499
Adjustments to Service Revenues	—	—	—	72
Adjusted Service Revenue	39,051	41,475	152,767	163,571

Operating Income Margin	(23.5)%	11.4%	3.7%	15.4%
Adjusted Operating Income Margin	17.1%	19.6%	19.8%	21.3%
Adjusted EBITDA Margin	28.2%	30.7%	31.8%	32.7%
Adjusted EBITDA Service Margin	33.0%	34.6%	35.7%	36.2%

Adjusted Diluted EPS
	Fourth Quarter		Year Ended
	2020	2019	2020	2019
Diluted Earnings Per Share (EPS)	$(1.95)	$0.33	$(0.75)	$1.89
Amortization of intangible assets	0.22	0.19	0.90	0.81
Merger integration items	—	0.04	0.05	0.13
Impairments [2]	2.02	0.16	2.37	0.16
Debt redemption costs, (gain) loss on sale of assets and other	0.04	0.05	0.18	0.04
Actuarial (gain) loss [1]	0.43	0.12	0.44	0.56
Tax-related items	(0.01)	—	(0.01)	(0.02)
Adjusted EPS	$0.75	$0.89	$3.18	$3.57
Year-over-year growth - Adjusted	-15.7%		-10.9%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,176	7,341	7,183	7,348
[1]Includes adjustments for actuarial gains or losses associated with our postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. We recorded total net actuarial losses of $4.2 billion in 2020. As a result, adjusted EPS reflects an expected return on plan assets of $3.7 billion (based on an average expected return on plan assets of 7.0% for our pension trust and 4.75% for our VEBA trusts), rather than the actual return on plan assets of $6.5 billion gain (actual pension return of 12.2% and VEBA return of 8.4%), included in the GAAP measure of income.

[2] Includes $1.91 for the impairment of goodwill and other long-lived assets in our video business.

Constant Currency

Constant Currency is a non-GAAP financial measure that management uses to evaluate the operating performance of certain international subsidiaries by excluding or otherwise adjusting for the impact of changes in foreign currency exchange rates between comparative periods. We believe constant currency enhances comparison and is useful to investors to evaluate the performance of our business without taking into account the impact of changes to the foreign exchange rates to which our business is subject. To compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates. In calculating amounts on a constant currency basis, for our Vrio business unit (sale of this business unit closed in second quarter 2020), we exclude our Venezuela subsidiary in light of the hyperinflationary conditions in Venezuela, which we do not believe are representative of the macroeconomics of the rest of the region in which we operate.

Constant Currency
Dollars in millions
	Fourth Quarter
	2020	2019
AT&T Inc.
Total Operating Revenues	$45,691	$46,821
Exclude Venezuela	—	(6)
Impact of foreign exchange translation	219	—
Operating Revenues on Constant Currency Basis	45,910	46,815
Year-over-year growth	-1.9%

Adjusted EBITDA	12,889	14,365
Exclude Venezuela	—	(38)
Impact of foreign exchange translation	52	—
Adjusted EBITDA on Constant Currency Basis	12,941	14,327
Year-over-year growth	-9.7%

WarnerMedia Segment
Total Operating Revenues	$8,554	$9,453
Impact of foreign exchange translation	(6)	—
WarnerMedia Operating Revenues on Constant Currency Basis	8,548	9,453
Year-over-year growth	-9.6%

EBITDA	2,719	3,005
Impact of foreign exchange translation	4	—
WarnerMedia EBITDA on Constant Currency Basis	2,723	3,005
Year-over-year growth	-9.4%

Latin America Segment
Total Operating Revenues	$1,498	$1,758
Exclude Venezuela	—	(6)
Impact of foreign exchange translation	225	—
Latin America Operating Revenues on Constant Currency Basis	1,723	1,752
Year-over-year growth	-1.7%

EBITDA	95	205
Exclude Venezuela	—	(38)
Impact of foreign exchange translation	48	—
Latin America EBITDA on Constant Currency Basis	143	167
Year-over-year growth	-14.4%

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA
Dollars in millions
	Three Months Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Four Quarters
	2020 [1]	2020 [1]	2020 [1]	2020
Adjusted EBITDA[2]	$14,232	$14,112	$13,313	$12,889	$54,546
End-of-period current debt					3,470
End-of-period long-term debt					153,775
Total End-of-Period Debt					157,245
Less: Cash and Cash Equivalents					9,740
Net Debt Balance					147,505
Annualized Net Debt to Adjusted EBITDA Ratio					2.70
1As reported in AT&T's Form 8-K filed April 22, 2020, July 23, 2020, and October 22, 2020.
[2]Includes the purchase accounting reclassification of released content amortization of $69 million, $75 million, $45 million, and $38 million in the four quarters presented, respectively.

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following tables present a reconciliation of our supplemental Business Solutions results. Results have been recast to conform to the current period's classification.

Supplemental Operational Measure
	Fourth Quarter
	December 31, 2020				December 31, 2019
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$14,022	$—	$(12,074)	$1,948	$13,948	$—	$(12,049)	$1,899
Strategic and managed services	—	4,006	—	4,006	—	3,925	—	3,925
Legacy voice and data services	—	1,956	—	1,956	—	2,207	—	2,207
Other services and equipment	—	357	—	357	—	454	—	454
Wireless equipment	6,097	—	(5,172)	925	4,752	—	(3,897)	855
Total Operating Revenues	20,119	6,319	(17,246)	9,192	18,700	6,586	(15,946)	9,340

Operating Expenses
Operations and support	13,023	3,993	(10,925)	6,091	11,170	4,056	(9,266)	5,960
EBITDA	7,096	2,326	(6,321)	3,101	7,530	2,530	(6,680)	3,380
Depreciation and amortization	2,008	1,320	(1,688)	1,640	2,027	1,247	(1,720)	1,554
Total Operating Expenses	15,031	5,313	(12,613)	7,731	13,197	5,303	(10,986)	7,514
Operating Income	5,088	1,006	(4,633)	1,461	5,503	1,283	(4,960)	1,826
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$5,088	$1,006	$(4,633)	$1,461	$5,503	$1,283	$(4,960)	$1,826
[1]Non-business wireless reported in the Communication segment under the Mobility business unit.

Supplemental Operational Measure
	Year Ended
	December 31, 2020				December 31, 2019
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$55,542	$—	$(47,810)	$7,732	$55,331	$—	$(47,887)	$7,444
Strategic and managed services	—	15,788	—	15,788	—	15,430	—	15,430
Legacy voice and data services	—	8,183	—	8,183	—	9,180	—	9,180
Other services and equipment	—	1,387	—	1,387	—	1,557	—	1,557
Wireless equipment	17,022	—	(14,140)	2,882	15,725	—	(12,971)	2,754
Total Operating Revenues	72,564	25,358	(61,950)	35,972	71,056	26,167	(60,858)	36,365

Operating Expenses
Operations and support	42,106	15,534	(34,927)	22,713	40,681	16,069	(34,036)	22,714
EBITDA	30,458	9,824	(27,023)	13,259	30,375	10,098	(26,822)	13,651
Depreciation and amortization	8,086	5,226	(6,803)	6,509	8,054	4,934	(6,840)	6,148
Total Operating Expenses	50,192	20,760	(41,730)	29,222	48,735	21,003	(40,876)	28,862
Operating Income	22,372	4,598	(20,220)	6,750	22,321	5,164	(19,982)	7,503
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$22,372	$4,598	$(20,220)	$6,750	$22,321	$5,164	$(19,982)	$7,503
[1]Non-business wireless reported in the Communication segment under the Mobility business unit.

For comparative purposes and to assist in the transition to our current financial presentation, we provided on a one-time basis, a supplemental presentation of the Historical Entertainment Group business unit (Historical EG) that is calculated by combining our Video and Broadband business units, adjusted to remove the business video operations previously reported in the Business Wireline business unit. The following tables present a reconciliation of the supplemental Historical EG results.

Supplemental Operational Measure
	Fourth Quarter
	December 31, 2020				December 31, 2019
	Video	Broadband	Adj.[1]	Historical EG	Video	Broadband	Adj.[1]	Historical EG
Operating Revenues
Video	$7,124	$—	$(2)	$7,122	$8,074	$—	$(6)	$8,068
High-speed internet	—	2,205	—	2,205	—	2,107	—	2,107
Legacy voice and data services	—	534	—	534	—	604	—	604
Other services and equipment	44	377	—	421	1	450	3	454
Total Operating Revenues	7,168	3,116	(2)	10,282	8,075	3,161	(3)	11,233

Operating Expenses
Operations and support	6,549	2,012	(8)	8,553	7,447	1,749	(7)	9,189
EBITDA	619	1,104	6	1,729	628	1,412	4	2,044
Depreciation and amortization	521	738	(15)	1,244	589	726	(17)	1,298
Total Operating Expenses	7,070	2,750	(23)	9,797	8,036	2,475	(24)	10,487
Operating Income	98	366	21	485	39	686	21	746
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$98	$366	$21	$485	$39	$686	$21	$746
Operating Income Margin	1.4%	11.7%		4.7%	0.5%	21.7%		6.6%
EBITDA Margin	8.6%	35.4%		16.8%	7.8%	44.7%		18.2%
[1] Predominantly the video business previously reported in the Communications segment under the Business Wireline business unit.

Supplemental Operational Measure
	Year Ended
	December 31, 2020				December 31, 2019
	Video	Broadband	Adj.[1]	Historical EG	Video	Broadband	Adj.[1]	Historical EG
Operating Revenues
Video	$28,465	$—	$(8)	$28,457	$32,123	$—	$(13)	$32,110
High-speed internet	—	8,534	—	8,534	—	8,403	—	8,403
Legacy voice and data services	—	2,213	—	2,213	—	2,573	—	2,573
Other services and equipment	145	1,571	(1)	1,715	1	2,036	3	2,040
Total Operating Revenues	28,610	12,318	(9)	40,919	32,124	13,012	(10)	45,126

Operating Expenses
Operations and support	24,619	7,582	(30)	32,171	27,599	7,451	(22)	35,028
EBITDA	3,991	4,736	21	8,748	4,525	5,561	12	10,098
Depreciation and amortization	2,262	2,914	(57)	5,119	2,461	2,880	(65)	5,276
Total Operating Expenses	26,881	10,496	(87)	37,290	30,060	10,331	(87)	40,304
Operating Income	1,729	1,822	78	3,629	2,064	2,681	77	4,822
Equity in Net Income (Loss) of Affiliates	—	—	—	—	—	—	—	—
Operating Contribution	$1,729	$1,822	$78	$3,629	$2,064	$2,681	$77	$4,822
Operating Income Margin	6.0%	14.8%		8.9%	6.4%	20.6%		10.7%
EBITDA Margin	13.9%	38.4%	—%	21.4%	14.1%	42.7%	—%	22.4%
[1] Predominantly the video business previously reported in the Communications segment under the Business Wireline business unit.